UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2010

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of principal executive officers)

(Registrant's telephone number, including area code)     (86) 451-8434-6600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cosimo J. Patti, Director of China XD Plastics Company Limited (the “Company”) resigned from his positions as Director and Chairman of the Compensation Committee of the Board of Directors of the Company effective October 4, 2010.  There were no disagreements between Mr. Patti and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.

On October 4, 2010, the Board of Directors of the Company appointed Robert Brisotti to serve as a Director of the Company.  Further, the Board appointed Mr. Brisotti to serve as a member of the Audit, Compensation and Nominating Committees, and as the Chairman of the Compensation Committee of the Board of Directors of the Company.

Robert Brisotti, age 64, has 20 years of experience in the securities industry as an investment banker and securities analyst and 14 years of experience in the plastics industry as a business manager and chemist. Currently a Senior Vice President at Buckman, Buckman & Reid, Inc., Mr. Brisotti manages underwriting and merger and acquisition transactions. Previously at Ray Dirks Research, Mr. Brisotti was a major underwriter of convertible securities. In the plastics industry, Mr. Brisotti has experience with acrylics at Rohm and Haas, urethanes at Olin Corporation and polyolefins at Union Carbide. Mr. Brisotti has a BS in Chemistry from Lehigh University, a MS in Chemistry from the University of Rhode Island, and a MBA in Finance from Columbia University.

In connection with Mr. Brisotti’s appointment to the Board of Directors, the Company entered into a Service Agreement with Mr. Brisotti.  Pursuant to the terms of the Service Agreement, the Company shall (i) pay Mr. Brisotti a fee of $3,000 per month ($36,000 annually), which fee shall increase to $5,000 per month ($60,000 annually) on the 18 month anniversary of the date of his appointment; and (ii) award to Mr. Brisotti under the Company’s 2009 Equity Incentive Plan and pursuant to the terms of a restricted stock award agreement $50,000 in restricted shares of common stock of the Company on an annual basis (the “Stock”), which shall vest in accordance with the terms of the restricted stock award agreement.  The Stock shall be valued at the average closing price for the ten trading days prior to October 4, 2010, the date of the execution of the Service Agreement, and prior to each anniversary thereof. The Stock shall vest after six months of each year subject to Mr. Brisotti’s continued directorship with the Company, pursuant to such vesting schedule set forth in the restricted stock award agreement.  A copy of the Service Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

There are no family relationships between Mr. Brisotti and any of the executive officers or directors of the Company.

Prior to his resignation, Mr. Patti served on the Board of Directors of the Company pursuant to the terms of a Service Agreement a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.  In connection with Mr. Patti’s resignation, the Company and Mr. Patti entered into a Separation and Release Agreement, a copy of which is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Service Agreement effective as of October 4, 2010 between China XD Plastics Company Limited and Robert Brisotti.

99.2	Service Agreement dated May 14, 2009 between China XD Plastics Company Limited and Cosimo J. Patti.

99.3	Separation and Release Agreement dated September 30, 2010 between China XD Plastics Company Limited and Cosimo J. Patti.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2010

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Service Agreement effective as of October 4, 2010 between China XD Plastics Company Limited and Robert Brisotti.

99.2	Service Agreement dated May 14, 2009 between China XD Plastics Company Limited and Cosimo J. Patti.

99.3	Separation and Release Agreement dated September 30, 2010 between China XD Plastics Company Limited and Cosimo J. Patti.